                                                                    EXHIBIT 25.1

                                   ----------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939, AS
             AMENDED, OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) ___

                                 BANK ONE, N.A.

       Not Applicable                                      31-4148768
       (State of Incorporation                          (I.R.S. Employer
       if not a U.S. National Bank)                     Identification No.)

                100 East Broad Street, Columbus, Ohio 43271-0181
          (Address of trustee's principal executive offices) (Zip Code)

                         c/o Bank One Trust Company, NA
                100 East Broad Street, Columbus, Ohio 43271-0181
                                 (614) 248-6229
            (Name, address and telephone number of agent for service)

                           CONTINENTAL AIRLINES, INC..
               (Exact name of obligor as specified in its charter)

        Delaware                                           74-2099724
        (State or other jurisdiction of                (I.R.S.Employer
        incorporation or organization)                 Identification No.)

        1600 Smith Street                                    77002
        Houston, TX                                       (Zip Code)
        (Address of principal executive office)


                                 Debt Securities
                       (Title of the indenture securities)

                                     GENERAL


1.       GENERAL INFORMATION.
         FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of the Currency, Washington, D.C.

                  Federal Reserve Bank of Cleveland, Cleveland, Ohio

                  Federal Deposit Insurance Corporation, Washington, D.C.

                  The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

2.       AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.
         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         The obligor is not an affiliate of the trustee.

16.      LIST OF EXHIBITS.
         (EXHIBITS IDENTIFIED IN PARENTHESES, ON FILE WITH THE COMMISSION, ARE INCORPORATED HEREIN BY REFERENCE AS EXHIBITS HERETO.)

Exhibit 1 - A copy of the Articles of Association of the trustee as now in effect. (Incorporated by reference to Exhibit 1 to Form T-1 filed with Registration Statement on Form S-3, File No. 333-44532, filed August 25, 2000.)

Exhibit 2 - A copy of the Certificate of Authority of the trustee to commence business. (Incorporated by reference to Exhibit 2 to Form T-1 filed with Registration Statement on Form S-3, File No. 333-44532, filed August 25, 2000.)

Exhibit 3 - A copy of the Authorization of the trustee to exercise corporate trust powers. (Included in Exhibit 2.)

Exhibit 4 - A copy of the Bylaws of the trustee as now in effect. (Incorporated by reference to Exhibit 4 to Form T-1 filed with Registration Statement on Form S-3, File No. 333-44532, filed August 25, 2000.)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the U.S. institutional trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended. (Incorporated by reference to Exhibit 6 to Form T-1 filed with Registration Statement on Form S-3, File No. 333-44532, filed August 25, 2000.)

Exhibit 7 - Report of Condition of the trustee as of the close of business on June 30, 2001, published pursuant to the requirements of the Comptroller of the Company, see attached.

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

Items 3 through 15 are not answered pursuant to General Instruction B which requires responses to Item 1, 2 and 16 only, if the obligor is not in default.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Bank One, NA, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus and the State of Ohio, on October 19, 2001.


                                                Bank One, NA


                                                By: /s/ DAVID B. KNOX
                                                    ----------------------------
                                                    Name: David B. Knox
                                                    Title: Authorized Signer

                                     CONSENT


The undersigned, designated to act as Trustee under the Indenture for CONTINENTAL AIRLINES, INC. described in the attached Statement of Eligibility and Qualification, does hereby consent that reports of examinations by Federal, State, Territorial, or District Authorities may be furnished by such authorities to the Commission upon the request of the Commission.

This Consent is given pursuant to the provision of Section 321(b) of the Trust Indenture Act of 1939, as amended.



                                                Bank One, NA

Dated:                                          By: David B. Knox


                                                Authorized Signer

                                                                    FFIEC 041
                                                                    RC-1

                                                                    ---------
                                                                       10
                                                                    ---------
BANK ONE, NA
-------------------------------------------------------------
Legal Title of Bank

COLUMBUS
-------------------------------------------------------------
City

OH                                           43271
-------------------------------------------------------------
State                                        Zip Code

Transmitted to EDS as 0142024 on 07/30/01 at 12:08:03 CST

FDIC Certificate Number - 06559

CONSOLIDATED REPORT OF CONDITION FOR INSURED
COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2001

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC - BALANCE SHEET

                                                                                                    ------------------
                                                                     Dollar Amounts in Thousands    RCON  Bil Mil Thou
----------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):
     a.   Noninterest-bearing balances and currency and coin(1).................................    0081    2,117,162    1.a
     b.   Interest bearing balances(2)..........................................................    0071        8,938    1.b
  2. Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)............................    1754            0    2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)..........................    1773    3,887,290    2.b
  3. Federal funds sold and securities purchased under agreements to resell.....................    1350    1,860,044    3

  4. Loans and lease financing receivables (from Schedule RC-C):
     a.   LOANS AND LEASES HELD FOR SALE........................................................    5369      781,928    4.a
     b.   LOANS AND LEASES, NET OF UNEARNED INCOME........................ B528       29,751,071                         4.b
     c.   LESS: Allowance for loan and lease losses....................... 3123          466,690                         4.c
     d.   LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE (ITEM 4.b MINUS 4.c)...........    B529   29,284,381    4.d
  5. Trading assets (from Schedule RC-D)........................................................    3545       44,255    5
  6. Premises and fixed assets (including capitalized leases)...................................    2145      299,092    6
  7. Other real estate owned (from Schedule RC-M)...............................................    2150       22,630    7
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule
     RC-M)......................................................................................    2130      531,310    8
  9. Customers' liability to this bank on acceptances outstanding...............................    2155            0    9
 10. Intangible assets
     a. GOODWILL................................................................................    3163       57,031   10.a
     b. OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M)............................................    0426       12,636   10.b
 11. Other assets (from Schedule RC-F)..........................................................    2160    2,337,553   11
 12. Total assets (sum of items 1 through 11)...................................................    2170   41,244,250   12

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                    FFIEC 041
                                                                    RC-2

                                                                    ---------
                                                                       11
                                                                    ---------
BANK ONE, NA
-------------------------------------------------------------
Legal Title of Bank:

Transmitted to EDS as 0142024 on 07/30/01 at 12:08:03 CST

FDIC Certificate Number -- 06559

SCHEDULE RC -- CONTINUED

                                                             Dollar Amounts in Thousands   RCON   Bil Mil Thou
---------------------------------------------------------------------------------------------------------------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E....       2200    16,517,151     13.a
        (1) Noninterest-bearing(1)...........................     6631     6,261,608                              13.a.1
        (2) Interest-bearing.................................     6636    10,255,543                              13.a.2
     b. Not applicable
14.  Federal funds purchased and securities sold under agreements to repurchase.....       2800     5,364,612     14
15.  Trading liabilities (from Schedule RC-D).......................................       3548        53,900     15
16.  OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND OBLIGATIONS UNDER
     CAPITALIZED LEASES) (FROM SCHEDULE RC-M):......................................       3190    13,225,259     16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding.......................       2920             0     18
19.  Subordinated notes and debentures(2)...........................................       3200     1,460,000     19
20.  Other liabilities (from Schedule RC-G).........................................       2930     1,567,443     20
21.  Total liabilities (sum of items 13 through 20).................................       2948    38,188,365     21
22.  MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES.................................       3000       300,258     22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..................................       3838             0     23
24.  Common stock...................................................................       3230       127,044     24
25.  Surplus (exclude all surplus related to preferred stock).......................       3839     1,844,558     25
26.  a. Retained earnings...........................................................       3632       803,236     26.a
     b. ACCUMULATED OTHER COMPREHENSIVE INCOME(3)...................................       B530      (19,211)     26.b
27.  OTHER EQUITY CAPITAL COMPONENTS(4).............................................       A130             0     27
28.  Total equity capital (sum of items 23 through 27)..............................       3210     2,755,627     28
29.  Total liabilities, minority interest, and equity capital (sum of items 21,
     22, and 28)....................................................................       3300    41,244,250     29

Memorandum
TO BE REPORTED WITH THE MARCH REPORT OF CONDITION.
 1. Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the bank        RCON       Number
     by independent external auditors as of any date during 2000....................       6724         N/A       M.1



1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank conducted in
    with generally accepted auditing standards by a certified          accordance with generally accepted auditing standards
    public accounting firm which submits a report on the bank          by a certified public accounting firm (may be required
2 = Independent audit of the bank's parent holding company             by state chartering authority)
    conducted in accordance with generally accepted auditing       5 = Directors' examination of the bank performed by other
    standards by a certified public accounting firm which              external auditors (may be required by state chartering
    submits a report on the consolidated holding company               authority)
    (but not on the bank separately)                               6 = Review of the bank's financial statements by external
3 = ATTESTATION ON BANK MANAGEMENT'S ASSERTION ON THE                  auditors
    EFFECTIVENESS OF THE BANK'S INTERNAL CONTROL OVER FINANCIAL    7 = Compilation of the bank's financial statements by external
    REPORTING BY A CERTIFIED PUBLIC ACCOUNTING FIRM                    auditors
                                                                   8 = Other audit procedures (excluding tax preparation work)
                                                                   9 = No external audit work

---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.